                       RESELLER NETWORK LICENSE ORDER FORM

    Alliance Member Name: Database Consultants Inc.          Technical Contact: Doug Kemezy
Alliance Member Location: 4835 LBJ Freeway                               Phone: (972) 392-0955
                          Suite 900                                        Fax: (972) 490-9439
                          Dallas, TX  75244

           Customer Name: Internet Financial Services Inc.   Technical Contact: Leon Ferguson
       Customer Location: 100 Allentown Parkway                          Phone: (972) 359-6390
                          Suite 110
                          Allen, TX 75002

                           ORACLE CONTRACT INFORMATION

      Customer Agreement: Shrinkwrap
          Agreement Name: Shrinkwrap


================================================================================
This Network License Order Form and Attachment(s) ("Order Form") are placed in accordance with the agreement specified above ("Agreement").

Customer hereby orders the Program licenses described herein for use in the United States, unless otherwise specified.

The "Network" is defined as any number of Computers of the Designated Systems listed in this Order Form, except for Computer-based or Processor-based licenses or other similar licenses as specified herein.

This Order Form is subject to Oracle's approval granting Database Consultants Inc. the one-time right to grant the license rights stated herein.
================================================================================

1. DESIGNATED SYSTEM(S)

      Make/Model: Sun Spare                                 Make/Model: Intel
Operating System: Solaris                             Operating System: Linux
           Media: CD                                             Media: CD
      Make/Model: PC Compatible                             Make/Model: Intel
Operating System: Windows NT                          Operating System: Solaris
           Media: CD                                              Media CD

Per User Licenses:
Description                           Quantity License Level License Type List License Fee Net License Fee
------------------------------------- -------- ------------- ------------ ---------------- ---------------
Oracle8i Enterprise Edition              20      Full Use     Named User    $18,700.00       $10,285.00
Application Server Enterprise Edition    20      Full Use     Named User     $2,500.00        $1,375.00
Parallel Server Option                   20      Full Use     Named User     $7,500.00        $4,125.00
Diagnostic Pack                          20      Full Use     Named User     $1,200.00          $660.00
Tuning Pack                              20      Full Use     Named User     $1,200.00          $660.00
Change Management Pack                   20      Full Use     Named User     $1,200.00          $660.00

Per Computer Licenses:
Description                           Quantity License Level License Type List License Fee Net License Fee
------------------------------------- -------- ------------- ------------ ---------------- ---------------
Oracle81 Enterprise Edition              36    Web Specific   Processor   $1,722,240.00     $947,232.00
Oracle81 Enterprise Edition              36     Hot Backup    Processor     $430,560.00     $236,808.00
Application Server Enterprise Edition     4    Web Specific   Processor      $24,960.00      $13,728.00
Parallel Server Option                   16    Web Specific   Processor     $304,640.00     $167,552.00
Parallel Server Option                   16     Hot Backup    Processor      $76,160.00      $41,888.00
Diagnostic Pack                          36    Web Specific   Processor     $109,440.00      $60,192.00
Tuning Pack                              36    Web Specific   Processor     $109,440.00      $60,192.00
Change Management Pack                   36    Web Specific   Processor     $109,440.00      $60,192.00



                         Per User Net Fee:                    $17,765.00
                     Per Computer Net Fee:                 $1,587,748.00
                          Net License Fee:                 $1,605,549.00
                            Education Fee:                    $54,000.00
                     # of Education Units:                          150
Initial Year Annual Technical Support Fee:                   $338,520.00
                   Technical Support Type:                       Silver
                               Total Fees:                 $1,998,069.00

B. GENERAL TERMS

1. Technical Support. Annual Technical Support services ordered by Customer will be provided under Oracle's Technical Support Policies and pricing in effect on the date Technical Support is ordered and shall be effective upon shipment (or upon Order Form Effective Date for products not requiring shipment); first year Technical Support is quoted above, if ordered. Fees for Technical Support are due and payable annually in advance.

Customer estimates it will deploy Program licenses ordered hereunder over a period of two (2) years. In light of this, for the fees below Customer may receive annual Silver Technical Support for Program licenses ordered hereunder (except for license grants modified or added hereto after the Effective Date, or for which Technical Support is not available). Technical Support consists of Updates for such licenses as well as support services, pursuant to the Technical Support Policies in effect, as such licenses are deployed. Technical Support fees shall be paid annually in advance. After the Support Years below, Customer may obtain Technical Support under Oracle's Technical Support fees in effect at the time of order.

     Support Year                Technical Support Fee
     ------------                ---------------------
       First Year                $338,520.00
      Second Year                $416,640.00
       Third Year                $520,800.00


2. Miscellaneous. Customer acknowledges that Oracle has delivered to the Customer Location, for use in the U.S., 1 copy of the software media ("Master Copy") and 1 set of Documentation (CD-ROM or bound, whichever is generally available) for each Program currently available in production release as of the Effective Date for use on the Designated System types. Customer shall have the right to make up to 1 copy of the Program(s), including Documentation, for each license of the Program(s) and the Customer shall be responsible for installation of the software. All fees under this Order Form shall be due and payable net 30 days from date of invoice, and shall be non-cancellable and the sums paid nonrefundable. Customer agrees to pay applicable sales/use tax, media and shipping charges. If Customer loses or damages the media containing a Program licensed hereunder, upon Customer's written notice Oracle will provide a replacement copy thereof, under Oracle's then-current Technical Support policies, for a media and shipping charge. The following shipping terms shall apply: FOB Destination, Prepaid, and Add. These terms shall also apply to any options exercised by Customer. Oracle may refer to Customer as a customer in sales presentations, marketing vehicles and activities.

C. OTHER

1. Additional Designated Systems. Until two (2) years from the Effective Date, Customer shall have the option to add one (1) additional Designated System(s) types ("Additional Designated System(s)") to this Order Form at no charge, if:
(i) the Programs licensed herein are available in production release status on the Additional Designated System at the time Customer elects to add the Additional Designated System; and (ii) Customer has continuously maintained Technical Support for such Programs.

Oracle shall ship to the Customer Location a single Master Copy of the Programs licensed herein for the Additional Designated System added. These Programs may only be copied and installed in accordance with the terms of this Order Form; Oracle has no further shipment obligation other than as specified above. Programs licensed herein for use on Additional Designated System(s) may not be currently available. Customer has not relied on potential availability in entering into the payment obligations in this Order Form. Oracle is under no obligation to change current availability.

2. Web Specific. "Web Specific Program(s)" shall mean Full Use Program licenses which may only be accessed by Clients via Internet networking protocols at no charge or fee, including, without limitation any license fees, subscriber fees, toll fees, time-based charges or other such charges. Customer may only allow third party web access to the Web Specific Programs for viewing, querying, or adding data only, and provided that such use is in accordance with the other terms of this Order Form. Web Specific Programs ordered hereunder are only for use by an uncountable number of Customer's external internet users, and shall not used through an intranet or for use by Customer internally. The Designated System shall only run on one platform type.

3. Hot Backup. In consideration for the hot backup fees specified in this Network License Order Form, with respect to each of the Program licenses ordered under this Order Form, Customer shall have the right to install and use such Programs on a backup computer of the same make and model as the Designated System type for the purpose of temporary disaster recovery and testing. Customer shall have the right to maintain a "hot" or "live" copy of the Programs on such backup computer at all times for immediate production use only in the case of a primary computer malfunction that renders the Programs inoperable on the applicable Designated System type. At no time shall Customer have the right to use the Programs on the Designated System type and the backup computer simultaneously.

4. Additional License Increments. For two (2) years from the Effective Date, provided Customer has continuously maintained Technical Support, Customer may increase the quantity of each applicable License Type accessing the Programs on this Order Form ("Additional License Increment") by paying Oracle an additional license fee. The license fees shall be at the discounts specified below off Oracle's applicable price list in effect as of the Effective Date.

                                                                Additional         License Fee per each
Program                     License Type  License level  License Increment  Additional License Increment
-------                     ------------  -------------  -----------------  ----------------------------
Oracle8 Enterprise Edition  Processor     Web Specific   1-15 Processors    $26,312.00
Oracle8 Enterprise Edition  Processor     Web Specific   16-30 Processors   $22,484.00
Oracle8 Enterprise Edition  Processor     Web Specific   31+ Processors     $19,136.00

Application Server EE       Processor     Web Specific   1-15 Processors    $ 3,432.00
Application Server EE       Processor     Web Specific   16-30 Processors   $ 2,932.00
Application Server EE       Processor     Web Specific   31+ Processors     $ 2,496.00

Parallel Server Option      Processor     Web Specific   1-15 Processors    $10,472.00
Parallel Server Option      Processor     Web Specific   16-30 Processors   $ 8,948.00
Parallel Server Option      Processor     Web Specific   31+ Processors     $ 7,616.00

Diagnostic Pack             Processor     Web Specific   1-15 Processors    $ 1,672.00
Diagnostic Pack             Processor     Web Specific   16-30 Processors   $ 1,429.00
Diagnostic Pack             Processor     Web Specific   31+ Processors     $ 1,216.00

Tuning Pack                 Processor     Web Specific   1-15 Processors    $ 1,672.00
Tuning Pack                 Processor     Web Specific   16-30 Processors   $ 1,429.00
Tuning Pack                 Processor     Web Specific   31+ Processors     $ 1,216.00

Change Management Pack      Processor     Web Specific   1-15 Processors    $ 1,672.00
Change Management Pack      Processor     Web Specific   16-30 Processors   $ 1,429.00
Change Management Pack      Processor     Web Specific   31+ Processors     $ 1,216.00

Each order placed for Additional License Increments must be at least $10,000 in net license fees; applicable sales tax will be added to the fee. All applicable fees shall be due and payable on the date that Customer notifies Oracle in writing of its exercise of this opinion; Oracle has no shipment obligation. Upon election, this payment obligation is non-cancellable, and the sum paid is nonrefundable.

At the time of election, Customer must be current on its Technical Support payments and Customer may obtain Silver Technical Support services from Oracle for an Additional License Increment ordered pursuant to this option at Oracle's applicable Technical Support fees specified above. During the two (2) year period specified in this Section, Technical Support shall be provided pursuant to Oracle's policies in effect as of the Effective Date. Thereafter, Customer may obtain Technical Support services from Oracle under Oracle's applicable Technical Support fees and policies in effect when such services are ordered.

5. Joint Marketing Efforts. In consideration for the license fees paid hereunder, Oracle agrees that it shall undertake to provide some combination of the following types of marketing opportunities to Customer:

a) Public Relations: Jointly promote success through public relations activities such as press releases, press referenceability for editorial visits with market watchers, inclusion in corporate speeches etc., subject to both Oracle and Customer jointly agreeing on target media.

b)       Marketing: Oracle at Works (success story collateral).

                  :        Video testimonial.
                  :        Possible inclusion in Oracle's applications magazine,
                           Profit magazine.

                  : Reference on Oracle web sites. We will put the Oracle at Works collateral on the www.oracle.com web site.
                  : Product demo at the Financial Services Solution Centers in New York, London or Singapore.
                  : Use of Oracle Logos (Logo of Oracle's choosing on the Customer's web site, subject to Oracle approval.)

c) Conferences and Trade Shows:

                  : Host Customer in Oracle-sponsored technology venues, such as Oracle Open World, Oracle Application User conference (OAUG), ISeminars, and product conferences such as BAI Retail Delivery and emerging Ecommerce conferences


The Alliance Member and Customer agree that the terms in this Order Form shall not be disclosed without prior written consent of the other party. This quote is valid through May 28, 1999 and shall become binding upon execution by the Alliance Member and Customer.

DATABASE CONSULTANTS INC.                     INTERNET FINANCIAL SERVICES INC.

Signature: /s/ Doug Kemezy                    Signature: /s/ Leon J. Ferguson
          ------------------------                      ------------------------

Name: Doug Kemezy                             Name: Leon J. Ferguson
      ----------------------------                  ----------------------------

Title: Territory Manager                      Title: CIO
       ---------------------------                   ---------------------------

Effective Date: 5/26/99
               -------------------